                                                                   Exhibit 10.8

                            CONSULTING AGREEMENT


     This Agreement, made and entered into by and between C. B. Rogers, Jr., a resident of Atlanta, Georgia (hereinafter referred to as "Rogers"), and EQUIFAX INC., a Georgia corporation with its principal place of business in Atlanta, Georgia (hereinafter referred to as the "Company"), as of the 1st day of January, 1996.


                                  WITNESSETH:

     WHEREAS, Rogers has served as a Director of and has been employed by the Company since 1987, and has during that period developed substantial expertise in the information services industry, and has, over the years, provided valuable services to the Company in various executive capacities, including the capacity of Chief Executive Officer of the Company, and has been elected and currently serves as Chairman of the Board of the Company; and

     WHEREAS, Rogers has retired from the employment of the Company under the retirement provisions of the Equifax Inc. United States Retirement Income Plan, effective December 31, 1995; and

     WHEREAS, the Company wishes to retain the services of Rogers in the capacity of an independent consultant for the purposes more fully described below, and Rogers desires to provide services from time to time in said capacity;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, Rogers and the Company agree as follows:

     1. The Company hereby retains the services of Rogers for a period from the date hereof through December 31, 1999, in the capacity of an independent consultant for the purpose of advising the Company and its subsidiaries as to various matters including international expansion, governmental and community relations and attraction of new customers and maintenance of existing ones, from time to time. Rogers shall be available, on reasonable notice, to administer special projects assigned to him by the Chief Executive Officer or the Board of Directors.

     It is recognized that the provision of said services is not amenable to the establishment of a routine or schedule, and that Rogers will provide said services in the manner he deems best, based upon his own experience and judgment, and shall consult with the Chief Executive Officer of the Company, as required, concerning said services. Rogers will not be subject to the control or direction of the Company as to the means to be employed by him in the accomplishment of his tasks, nor shall he be required to work any particular number of hours or according to a schedule during the term of this Agreement.
It is not anticipated that Rogers shall devote his full time to the provision of said services; however, Rogers agrees to be available to provide services for at least 13 weeks during a year, and the Company agrees that Rogers cannot be asked to provide such services more than 26 weeks during a year without his consent.

     It is acknowledged by the parties that, at the time of execution of this Agreement,

Rogers is serving as Chairman of the Board of Directors of the Company and as Chairman of the Executive Committee of the Board of Directors of the Company, and it is anticipated that Rogers may be reelected to said positions from time to time in the future. The duties assigned to Rogers pursuant to this Agreement are separate and distinct from those of the Chairman of the Board of Directors, whose duties are described in the Company's By-laws, and which include presiding at meetings of the Board and of the shareholders, and as Chairman of the Executive Committee. For service as a Director or as Chairman of the Executive Committee, Rogers shall receive such compensation as is provided by the Company's By-Laws, inasmuch as he is not an employee or a salaried officer of the company, pursuant to Article III thereof. If the Chairman of the Board is provided an office and administrative services by the Company, Rogers may use said office and services for purposes of his consulting services as well.

     2. In exchange for the provision of those services described in Section 1 above, the Company agrees to pay Rogers the annual amount of Two Hundred Fifty Thousand and no hundredth dollars ($250,000.00). Said amount shall be paid in equal monthly installments during the term hereof. The Company shall reimburse Rogers for his expenses reasonably incurred in the provision of said services. As a consultant and independent contractor, Rogers shall not be entitled to participate in any benefit or incentive plans maintained by the Company for its employees, except in the manner that other retired employees or directors are entitled to participate.

     3. Rogers shall be free to perform the services required hereby at any location he desires, consistent with the goals to be accomplished. Rogers will specifically not be required to maintain an office at the Company's headquarters for his consulting services although office facilities may be made available to him from time to time at said location if in the discretion of the Company said provision will facilitate the accomplishment of said goals. Rogers shall not be required to use said facilities. Rogers shall be permitted to hire others, at his own expense, to assist him in the provision of the services to be rendered hereunder, although it is acknowledged by the parties that it is Rogers personal knowledge and abilities which are the primary subject of this Agreement.

     4. Rogers shall be free to consult with and render services to other companies during the term of this Agreement; provided, however, that Rogers shall not consult for any other business entity the business of which is in direct competition with the primary businesses of the Company.

     5. In the event of Rogers' death or disability (as defined in the Equifax Inc. United States Retirement Plan as it may be amended from time to time) prior to the expiration of the term of this Agreement, this Agreement shall terminate and no further payments shall be payable hereunder by the Company, except that any payments accrued for prior services rendered shall be paid to Rogers or to his estate.

     6. Payments provided for hereunder are independent of any payments to which Rogers, his estate or designated beneficiaries may be entitled pursuant to any employee benefit plan maintained by the Company during Rogers' prior employment thereby.

     7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any successor or successors to the business of the Company; provided, however, that Rogers shall not be entitled to encumber, sell and otherwise dispose of his right to receive the payments provided for in this Agreement, which payments and the right thereto are expressly declared to be non-assignable and non-transferable. In the event of any attempted assignment or transfer of said rights, the Company shall have no further liability under this Agreement.

     8. This Agreement may be terminated by either party upon sixty (60) days' written notice. If the Company terminates this Agreement for any reason, (including termination in the event of a change in control of the Company), other than as a result of Rogers' failure to perform his duties hereunder (after receipt of written notice of said failure and a period of thirty (30) days in which to cure said failure), the Company shall immediately pay Rogers the remaining payments called for hereunder through the full term hereof.

     9. This Agreement shall be construed according to the laws of the State of Georgia. If any part of this Agreement shall be deemed unenforceable under law, the remaining provisions hereof shall continue to be in force without regard to said part.

     10. This Agreement is executed in two counterparts, each which shall take effect as an original and both of which shall evidence one and the same Agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and caused their seals to be affixed the day and year first above written



                                        _______________________________ (SEAL)
                                        C. B. ROGERS, JR.


                                        EQUIFAX INC.

(CORPORATE SEAL)                        BY:   _______________________________
                                              President and Chief Executive
                                              Officer


ATTEST:

______________________________
Corporate Vice President and
Secretary